Exhibit 99.1

U.S. Bancorp

Corporate Governance Guidelines

U.S. Bancorp’s business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to U.S. Bancorp’s senior management team. The following corporate governance guidelines have been adopted by the Board of Directors to provide a framework within which directors and management can effectively pursue U.S. Bancorp’s objectives for the benefit of its stockholders. The Board annually reviews and updates these corporate governance guidelines.

Role of the Board of Directors

1.	Effective Governance. The Board believes that its primary responsibility is to provide effective governance over U.S. Bancorp’s affairs for the benefit of its stockholders. The Board is the ultimate decisionmaking body of U.S. Bancorp, except with respect to those matters reserved to the stockholders. It selects the Chairman of the Board and the Chief Executive Officer, acts as an advisor and counselor to the Chief Executive Officer and monitors the performance of senior management.

2.	Management Succession. The Board plans for succession to the position of Chairman of the Board and Chief Executive Officer, as well as overseeing management succession for other senior management positions. The Board works with the Governance Committee to nominate and evaluate potential successors to the Chief Executive Officer, and with the Compensation and Human Resources Committee to review succession planning for executive officer positions other than the Chief Executive Officer. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

3.	Evaluation of the Chief Executive Officer. The Compensation and Human Resources Committee annually evaluates the performance of the Chief Executive Officer and discusses its evaluation with the other independent directors. As part of this evaluation, the independent directors complete a written evaluation of the Chief Executive Officer’s performance. Results of this evaluation are communicated to the Chief Executive Officer by the chair of the Compensation and Human Resources Committee. The evaluation process for the Chief Executive officer and other members of senior management is overseen by the Governance Committee.

Composition of the Board of Directors

1.	Size of the Board. The Governance Committee, in consultation with the Chairman and Chief Executive Officer, makes recommendations to the Board concerning the appropriate size and needs of the Board. While the number of directors should not exceed a number that can function efficiently as a body, the Board believes that the quality of the individuals serving and the overall balance of the Board is more important than the precise number of members.

2.	Independence of the Board. The Board will consist of a significant majority of non-employee directors who meet the independence requirements of the New York Stock Exchange. The Board would not expect to have more than one or two employee directors, including the chief executive officer, except in unusual circumstances, such as during a transition in leadership.

A director of the Company who does not have any of the relationships described in Rule 303A.02(b) of the NYSE Listed Company Manual may be deemed “independent” by the Board of Directors after consideration of all of the relationships between the Company (or any of its subsidiaries) and the director or any of his or her immediate family members1 (or an entity with which the director or any of his or her immediate family members is affiliated by reason of being a partner, executive officer or a significant shareholder thereof, provided that an individual will not be deemed to be an executive officer of an organization if that role does not constitute his or her principal occupation). However, ordinary banking relationships (such as depository, lending, transfer agency, registrar, trust and custodial, private banking, investment management, securities brokerage, cash management and other services readily available from other large financial institutions) will not be considered in determining a director’s independence. A banking relationship will not be considered “ordinary” if:

(1)	the relationship is not on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; or

(2)	it is an extension of credit that has not been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934; or

(3)	an event of default has occurred and is continuing beyond any period of cure; or

(4)	the relationship has other extraordinary characteristics.

Each director should inform the Company’s General Counsel in advance of any transaction or relationship between that director (or his or her family members or related interests) and the Company (or any of its subsidiaries) other than ordinary banking relationships, which are surveyed annually. All transactions and relationships will be evaluated in accordance with the Company’s director independence evaluation procedures, as approved by the Board.

[1]	An “immediate family member” includes a person’s spouse, parent, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, stepchildren and stepparents, and anyone (other than tenants or domestic employees) who shares such person’s home.

3.	Director Selection and Qualification Standards. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. The Governance Committee is responsible for analyzing, on an annual basis, important Board member skills and characteristics, and recommending to the Board appropriate individuals for nomination as directors. In evaluating candidates for nomination as a director of U.S. Bancorp, the Governance Committee will consider the following criteria, as well as such other factors as the Governance Committee deems appropriate:

•	current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization;

•	business and financial expertise;

•	geography;

•	experience as a director of a public company;

•	diversity of gender, ethnicity, viewpoints, background, experience and other demographics on the Board;

•	ability to think independently as well as to work in a collegial manner with persons of different education, business and cultural backgrounds, and possession of skills and expertise that complement the attributes of the existing directors;

•	freedom from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation; and

•	general criteria such as high ethical standards, independent thought, practical wisdom and mature judgment.

The selection process for director candidates will include identification of director candidates by the Governance Committee based upon suggestions from current directors and executives and nominations received by shareholders, all of which will be given equal consideration; possible engagement of a director search firm; interviews of candidates by the Chair of the Governance Committee, the Lead Director, the Chairman of the Board, and one other Committee member (or two other Committee members, if the Lead Director is not a member of the Governance Committee or is the Chair of the Governance Committee); Committee reports to the Board on the selection process; recommendation by the Governance Committee; and formal nomination by the Board for inclusion in the slate of directors at annual meeting.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. Directors should serve on no more than three other boards of public companies in addition to the U.S. Bancorp Board, unless the Board determines that so serving will not impair the director’s service on the U.S. Bancorp Board. Directors should notify the Chairman of the Board, the Chair of the Governance Committee and the General Counsel before accepting a position on the board of another publicly traded company.

4.	Director Retirement and Tenure Policy. The Board believes that it is in the best interest of U.S. Bancorp that:

(a)	independent directors will not be nominated for re-election at the annual meeting held after attaining the age of 72;

(b)	no employee director serve as a director after ceasing to be an employee, unless requested to do so by the Governance Committee;

(c)	directors who change employment or major responsibilities offer to submit to the Chairman of the Board, with a copy to the Corporate Secretary, their resignation from the Board for consideration by the Governance Committee. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board to review the continued appropriateness of Board membership under the circumstances. The Board, upon the recommendation of the Governance Committee, will determine whether the director should submit his or her resignation to the Board; and

(d)	directors advise the Chairman of the Board and the Chair of the Governance Committee, with a copy to the Corporate Secretary, in advance of accepting an invitation to serve on another public company board. There should be an opportunity for the Board, through the Governance Committee, to review the director’s availability to fulfill his or her responsibilities as a director if he or she serves on more than three other public company boards; and

(e)	there be no specific limit on the number of terms a director may serve. However, the Governance Committee will apply its director candidate selection criteria, including a director’s past contributions to the Board, prior to recommending a director for reelection to another term.

5.	Director Compensation. Director compensation will reflect U.S. Bancorp’s intention to attract and retain outstanding individuals to serve on the Board. Annual retainers, meeting and committee fees, equity-based awards and other forms of compensation, as appropriate, will be used in the furtherance of this objective. The Board believes it is desirable that a portion of overall director compensation be linked to Company common stock in order to align directors’ interests with the long-term interests of stockholders, and for that reason, the Board’s total compensation will be structured to include an element of stock-based compensation. The Compensation and Human Resources Committee will review director compensation on an annual basis, with the advice of an independent compensation consultant on best practices and emerging trends in director compensation. The independent consultant will provide benchmarks for the Company’s director compensation against a national peer group and general industry data. Directors who are employees of the Company will not receive any additional compensation for their services as directors.

6.	Share Ownership of Directors and Executive Officers. Directors and executive officers are encouraged to own U.S. Bancorp stock to further align their interests with those of our stockholders. U.S. Bancorp’s guidelines for stock ownership of directors and executive officers are set by the Compensation and Human Resources Committee.

7.	Advance Resignation to Address Majority Voting. Director nominees submit a contingent resignation in writing to the Governance Committee to address majority voting in director elections. The resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at the annual meeting of stockholders and the Board accepts the resignation. The Board will nominate for election or re-election as director only candidates who have tendered such a resignation.

If an incumbent director fails to receive the required vote for re-election, the Governance Committee will act within 90 days after certification of the shareholder vote to determine whether to accept the director’s resignation, and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board will promptly publicly disclose the decision made with respect to the resignation (including the reasons for rejecting the resignation offer, if applicable).

If each member of the Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignations and recommend to the Board whether to accept them. However, if the only directors who did not receive the required vote in the same election constitute three or fewer directors, all directors may participate in the decision regarding whether to accept the resignations.

Functioning of the Board of Directors

1.	Board Meetings. Board meetings typically are scheduled in advance and are held at least six times per year. However, the number of scheduled Board meetings will vary with the circumstances. Meetings generally are held at U.S. Bancorp’s headquarters in Minneapolis, Minnesota, but may be held elsewhere. It is the responsibility of the directors to attend meetings of the Board.

2.	Board Leadership. The Board has a flexible policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue should be considered from time to time in light of all relevant facts and circumstances. When the position of Chairman of the Board is not held by an independent director, the Board will appoint a Lead Director who will have the duties and authority set forth herein.

3.	Lead Director. The position of Lead Director will be held by an independent director. The Lead Director will be elected annually by the independent directors upon the recommendation of the Governance Committee, may not be elected for more than five consecutive terms, and generally will serve three consecutive terms in the discretion of the Board. It is expected that the Lead Director will have served on the Board for at least five years and will have served as Chair of a Board committee during his or her tenure on the Board. When recommending to the Board candidates for Lead Director, the Governance Committee will consider factors such as business and financial acumen, depth of knowledge of the financial services industry, experience on boards of directors of other public companies, willingness to dedicate the additional time and attention required for the additional responsibilities of the position, and the overall level of respect and regard of the other members of the Board.

The Lead Director will have the following responsibilities and authority:

a.	Lead executive sessions of the Board’s independent or non-management directors, and preside at any session of the Board where the Chairman is not present;

b.	Act as a regular communication channel between the independent directors and the CEO;

c.	Approve the Board meeting agendas;

d.	Approve meeting schedules to ensure there is sufficient time for discussion of all agenda items;

e.	Approve information sent from management to the Board;

f.	At the request of the CEO or the Board, be the representative of the independent directors in discussions with major shareholders regarding their concerns and expectations;

g.	Have the authority to call special Board meetings or special meetings of the independent directors;

h.	Approve, on behalf of the Board, the retention of consultants who report directly to the Board;

i.	Assist the Board and Company officers in assuring compliance with and implementation of the Company’s Governance Guidelines;

j.	Advise the independent Board committee chairs in fulfilling their designated roles and responsibilities to the Board;

k.	Review shareholder communications addressed to full Board or to the Lead Director;

l.	Interview all board candidates and make recommendations thereon to the Governance Committee and the Board.

If the Lead Director is unable to perform his or her responsibilities at any time, the Chair of the Governance Committee (if not the Lead Director) will act as Lead Director during that time. If the Chair of the Governance Committee is the Lead Director or is not available to assume these responsibilities at that time, then the Chair of the Risk Management Committee (if not the Lead Director) will act as Lead Director.

4.	Executive Sessions. The non-management directors meet in executive session at each regular meeting of the Board without the Chief Executive Officer or any other member of management present. If this group includes directors who are not “independent,” the independent directors alone will meet in executive session at least once per year. The Lead Director will preside at all of these sessions, unless the position of Chairman is held by an independent director, in which case the Chairman will preside. Each committee is encouraged to meet in executive session at each regular meeting.

5.	Board Committees. The Board is organized so that a significant portion of its business is conducted by its committees. The present committee structure consists of the Executive, Audit, Governance, Compensation and Human Resources, Risk Management, and Community Reinvestment and Public Policy Committees. In general, committees of the Board focus on issues that may require in-depth scrutiny, and committee Chairs develop the committee meeting agendas in consultation with management and other committee members. All committees report to the Board, and all significant findings of a committee are presented to the Board for discussion and review. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

6.	Committee Charters. The Board approves a charter for each committee. The duties of each committee are annually reviewed by the committee and by the Governance Committee, and any recommended changes are presented to the Board for consideration. Committees are empowered to act on behalf of the Board for those areas which the Board has prescribed.

7.	Committee Composition. The Audit, Governance and Compensation and Human Resources Committees are comprised entirely of independent directors. The Governance Committee, in consultation with the Chairman, will review Board committee assignments and committee Chair positions annually and recommend to the Board appointments of committee members and chairs, with a view toward balancing director experience and interest, committee continuity and needs, and evolving legal and regulatory considerations.

8.

Meeting Agendas and Conduct. Board agendas are set by the independent Chairman or Lead Director, the Chief Executive Officer and the Corporate Secretary, with input from the directors. Committee agendas are set by the committee chairs, in consultation with committee members and appropriate members of management. Each Board and committee member is free to suggest the inclusion of items on the agenda and to raise at any Board or committee meeting subjects that are not on the agenda for that meeting. The Board believes it is appropriate that Board and committee meetings be conducted in a manner that ensures open communication, objective and constructive participation and timely resolution of issues. The Board believes that long-range strategic issues should be discussed as a matter of course at regular Board meetings, but that, given the complexity of the organization and the level of change in the financial services industry, it is important to hold periodic meetings primarily devoted to discussion of strategic issues.

9.	Confidentiality of Board Information. Non-public information about the Company and its performance is confidential and must not be disclosed, as described in U.S. Bancorp’s Code of Ethics and Business Conduct. In addition, all Board materials, deliberations and discussions are confidential, regardless of subject matter. It is critical to Board effectiveness that all directors are confident that questions or remarks during Board meetings will not be revealed to outside parties, including any principals or employees of any business entity that employs the director or that has sponsored the director’s election to the Board. This Board information may not be used by any director for his or her own benefit or for the benefit of others. Directors remain subject to this duty of confidentiality even after they have completed their service on the Board. In addition, directors are discouraged from retaining personal notes made at, or in preparation for, Board meetings, once appropriate review of the minutes of those meetings has been made.

10.	Interplay with Bank Board Committees. Certain committees may meet simultaneously as committees of U.S. Bank National Association (the “Bank”), though they should hold separate sessions if necessary to address issues that are relevant to one entity but not the other or to consider transactions between the two entities or other matters where the Company and the Bank may have different interests. In addition, any such committee should consult with internal or outside counsel if, in the opinion of the committee, any matter under consideration by the committee has the potential for any conflict between the interests of the Company and those of the Bank or the Company’s other subsidiaries in order to ensure that appropriate procedures are established for addressing any such potential conflict and for ensuring the compliance with U.S. Bancorp’s policies regarding Sections 23A and 23B of the Federal Reserve Act.

11.	Meeting Materials. Directors receive regular and timely information that is important to their understanding of U.S. Bancorp’s business and their consideration of matters to be addressed by the Board. Directors are responsible for reviewing and considering these materials in advance of all Board and committee meetings. A director should not hesitate to ask questions, to request additional information and, in particular, to ask for the facts and any assumptions underlying conclusions and opinions presented to the Board.

12.	Board Access to Management. Directors have complete access to U.S. Bancorp’s senior management and management information. Management will be responsive to requests for information from directors. The Board encourages the Chief Executive Officer, from time to time, to bring to Board meetings managers who can provide additional insight into the items being discussed. Any other meetings or contacts with officers or employees that a director wishes to initiate may be arranged through the Chief Executive Officer or the Corporate Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company, and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

13.	Board Access to Independent Advisors. The Board has complete access to outside counsel and other outside advisors of its choice with respect to any issues relating to its activities, which it may engage at the Company’s expense.

14.	Ethics and Conflicts of Interest. The Board expects directors, as well as officers and employees, to act ethically at all times and to adhere to the requirements of U.S. Bancorp’s Code of Ethics and Business Conduct. If an actual or potential conflict of interest exists for a director, the director should promptly inform the Chair of the Governance Committee and the Chief Executive Officer, and if the director is the Chief Executive Officer or the Chair of the Governance Committee, the Lead Director. If a significant conflict exists and cannot be resolved, the director should submit his or her resignation to the Board. All directors must recuse themselves from any Board discussion or decision affecting their personal or professional interests.

15.	Director Orientation and Continuing Education. New directors will participate in an orientation program including comprehensive background briefings by the Chief Executive Officer, other members of senior management and the Corporate Secretary. The orientation program is the responsibility of the Chairman and is administered by the Corporate Secretary. Each director is encouraged to participate in continuing education programs pertinent to service on the Board. The Company will provide the directors with opportunities to attend appropriate continuing director education programs at the Company’s expense.

16.	Communications with Stakeholders. The Board believes that management speaks for the Company. Directors should not engage in discussions with third parties regarding the Company. If the CEO or the Board of Directors determines that a director should communicate with outside parties about the Company, such as investors, journalists, analysts, investment advisors or others, then the independent Chairman of the Board or the Lead Director will be invited to speak on behalf of the Board or the Company or may designate another director to make such communication.

17.	Annual Performance Evaluations. The Governance Committee conducts an annual assessment of the Board’s performance to determine whether it and its committees are functioning effectively. The Governance Committee is responsible for developing evaluation tools and procedures and for reporting the results of the evaluations to the Board and, as appropriate, to members of management. Each committee will conduct an annual assessment of its own performance.

The Board believes that the Governance Committee should review incumbent directors as part of the annual nomination process and in the context of the committee’s overall review of the strengths and weaknesses of the board as a whole. The committee will review each individual incumbent director with respect to a variety of factors, including his or her attendance, participation in the work of the Board and overall contribution to the Board.

18.	Meeting Attendance. Directors are expected to attend all meetings of the Board and the committees on which they serve, and to spend the time appropriate to properly discharge their responsibilities to the Company and its shareholders. Board members are expected to attend all annual meetings of shareholders in person.

Other Matters

1.	Confidential Stockholder Voting. All proxies, ballots and votes tabulated at a meeting of stockholders will be kept confidential, except (a) as necessary to meet applicable legal requirements, (b) if a stockholder writes comments on the proxy card directed to the Company’s Board or management, (c) in the event a proxy solicitation in opposition to the election of an incumbent director is initiated, and (d) if disclosure is voluntarily made or requested by a stockholder. The Company will retain inspectors of election that are independent of the Company and its management to receive, tabulate and certify stockholder votes.